                Exhibit 10.57

  Sales Contract            December 9, 2009

The Parties--
Buyer: Sanming Huajian Bioengineering Co., Ltd.
Address: Jikou Neighborhood, Industrial Development Zone, Sanyuan Distrct, Sanming
Tel: 0598-8523617, 0598-8321366
Contact: Lin Yingjian
Bank: Agricultural Bank of China, Sanyuan Branch
Account No.: 13830101040006233
And Supplier: Fuzhou Xianglong Food Addictives Co., Ltd.
Address: 251, Wuyi Road (S), Fuzhou
Tel: 0591-83267248
Contact:
Bank: Industrial Bank, Taijiang Branch
Account No.:117210102100012980
hereby enter into this Sales Contract after consultation and agree as follows:

I.	Items, quantity (in tons), prices and amounts
Items	Specifications	Qty (ton)	Unit price	Total
Angel Yeast	N/A	2.6	29,500	76,700
Brown sugar	N/A	1.4	3,800	5,320
Starch	N/A	0.5	2,500	1,250
total	RMB 83,270 Yuan

II.	Product specifications and quality: The products are of Class-A quality by national standard.
III.	Point of delivery: The products shall be delivered at the Buyer’s plant.
IV.	Delivery time: The products shall be delivered between December 11, 2009 and December 14, 2009.
V.	Settlement of payment: The Buyer shall make payment to the Supplier within 30 days following receipt of products.
VI.	Transportation charges: The supplier shall be responsible for the transportation charges, which are included in the total price.
VII.	Further provisions: N/A
VIII.	Miscellaneous
1.	This contract shall be executed in two equally binding counterparts, with either Party holding one. The Contract shall become effective upon execution. Copies hereof shall have equal binding force.
2.	The Parties shall settle through amicable negotiations any dispute arising from the performance hereof, or submit it to the arbitration authority for arbitration.

Buyer:                                                          Supplier:
Authorized representative:                      Authorized representative:
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